Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-39647, No. 33-45167 and No. 33-46719) of Trimble Navigation Limited of our report dated May 16, 2002, with respect to the financial statements and schedule of the Trimble Navigation Savings and Retirement Plan included in this Annual Report on Form 11-K.




                                                  /s/ MOHLER, NIXON & WILLIAMS
                                                  ----------------------------
                                                      MOHLER, NIXON & WILLIAMS
                                                       Accountancy Corporation

Campbell, California
June 24, 2002